UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 9, 2017

Gladstone Capital Corporation

(Exact name of Registrant as Specified in Charter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 9, 2017, Gladstone Capital Corporation (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). There were present at the Annual Meeting in person or by proxy, stockholders holding an aggregate of 20,846,678 shares of the Company’s common stock and 1,769,281 shares of the Company’s preferred stock. The following matters were submitted to the stockholders for consideration:

1.	To elect two directors, Ms. Michela A. English and Mr. Anthony W. Parker, to be elected by the holders of common stock and preferred stock, voting together as a single class, with such directors to serve until the 2020 Annual Meeting of Stockholders or until their successors are elected and qualified; and

2.	To ratify the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2017.

The voting results, as tabulated by and received from the inspector of election for the Annual Meeting, relating to the matters voted upon indicate that:

Ms. English and Mr. Parker were elected to serve as directors until the 2020 Annual Meeting of Stockholders, or until their successors are elected and qualified; and

Proposal 2 was also approved by the Company’s stockholders.

The full voting results are as follows:

1. Election of two director nominees to hold office until the 2020 Annual Meeting of Stockholders:

Such matter was voted upon by the Company’s stockholders holding common stock and preferred stock, voting together as a single class.

	For	Withheld	Broker Non-Vote
Michela A. English	7,277,607	1,084,689	14,253,663
Anthony W. Parker	7,296,918	1,065,378	14,253,663

Continuing directors of the Company whose terms did not expire at the Annual Meeting were as follows: Terry L. Brubaker, Caren D. Merrick and Walter H. Wilkinson, Jr. (each serving until the 2018 Annual Meeting of Stockholders) and Paul W. Adelgren, David Gladstone and John H. Outland (each serving until the 2019 Annual Meeting of Stockholders).

2. Ratification of the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2017.

For	Against	Abstain	Broker Non-Vote
22,228,757	201,023	186,179	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLADSTONE CAPITAL CORPORATION (Registrant)

	By:	/s/ Nicole Schaltenbrand
Nicole Schaltenbrand
February 9, 2017	Chief Financial Officer and Treasurer